PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

OAK TREE EDUCATIONAL PARTNERS, INC.
a Delaware Corporation

New York, New York	December 1, 2010

FOR VALUE RECEIVED, the undersigned, OAK TREE EDUCATIONAL PARTNERS, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, promises to pay to the order of JOSEPH MONACO, JR., HAROLD KAPLAN, DENISE MONACO, ALEXANDRA MONACO, CHERI KAPLAN AND BRITTANY KAPLAN (the “Holders”), in such allocable proportions among them as shall be determined by Joseph Monaco, Jr. and Harold Kaplan, an amount equal to all Pre-Tax Profits of the Culinary Group for the 2010 Fiscal Year that have not been distributed by the Culinary Group to the ETI Stockholders (estimated at approximately $300,000), or such lesser amount as may be outstanding from time to time on the Maturity Date (as defined below).

Capitalized terms not defined herein shall have such meanings as set forth in the Agreement and Plan of Merger dated as of December 1, 2010.

1.           Principal and Interest.

(a)           Subject to subsection (b) below, the entire principal amount of this Note shall be due and payable on or prior to October 15, 2011 or such later date based on there being sufficient free cash flow in the Culinary Group, as determined in the reasonable discretion of the Chief Executive Officer or President of the Company (the “Maturity Date”).

(b)           Notwithstanding anything in this Note to the contrary, from the date hereof until the repayment in full of all of the Obligations (as defined in the Loan Agreement) and the termination of the Lenders’ (as defined in the Loan Agreement) commitment to extend credit under that certain Loan Agreement dated December 1, 2010 (the “Loan Agreement”), by and among the Company and its subsidiaries, as borrowers, Deerpath Funding, LP (“Deerpath”) and the other lenders from time to time party thereto, as lenders (“Lenders”), and Deerpath, as agent for the Lenders (together with its successors and assigns as agent for the Lenders the “Agent”), (i) no payments shall become due or payable under this Note, and no payments under this Note shall made by the Company or received by the Holders for any reason, without the prior written consent of the Agent, such consent to be granted or withheld in Agent’s sole discretion, and (ii) no failure to make any payments under this Note due to the foregoing Agent consent requirement shall constitute a default or a breach of this Note or a failure to pay this Note when due.

2.           Calculation of Pre-Tax Profits of the Culinary Group. Not later than sixty (60) days following the Closing Date, the accountant engaged by the Culinary Group shall deliver (i) unaudited Culinary Group financial statements for the fiscal period that commenced January 1, 2010 through the Closing Date (the "Unaudited Culinary Group Financial Statements") which shall have been prepared in accordance with GAAP (subject only to the absence of footnotes and other audit adjustments which shall not be material), and (ii) a detailed schedule based on the foregoing Unaudited Culinary Group Financial Statements (the "Schedule") which shall set forth (A) the amount of earnings before taxes that were distributed to the Culinary Group equity owners on or before the Closing Date, (B) the amount of undistributed earnings before taxes of the Culinary Group as at the Closing Date, and (C) the amount of shareholders' equity as of the Closing Date, after giving effect to all distributed and undistributed earnings before taxes.  The final principal amount of this Note shall be the amount of undistributed earnings before taxes of the Culinary Group as at the Closing Date, as set forth in the foregoing Schedule; provided that, same shall be subject to post-closing audit by the independent auditors for Oak Tree for the year ending December 31, 2010.

3.           Place of Payment.  All amounts payable hereunder shall be payable at the address designated by the Holders.

4.           Governing Law; Jury Trial.

(a)           Governing Law.  The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.  The Company hereby consents to the non-exclusive jurisdiction and venue of the Courts of the State of New York, located in the City and County of New York and the United States District Court, Southern District, for the State of New York with respect to any matter relating to this Note and performance of the parties’ obligations hereunder, the Transaction documents and instruments executed and delivered concurrently herewith or pursuant hereto and performance of the Company’s obligations hereunder and thereunder and the Company hereby consents to the personal jurisdiction of such courts and shall subject itself to such personal jurisdiction.  Any action, suit or proceeding relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts.  The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding.  Service of process in any action, suit or proceeding relating to such matters may be made and served within or outside the State of New York by registered or certified mail to the parties and their representatives at their respective addresses, provided that a reasonable time, not less than thirty (30) days, is allowed for response.  Service of process may also be made in such other manner as may be permissible under the applicable court rules.

(b)           Waiver of Jury Trial.  The Company hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note.  The scope of this waiver is intended to be all encompassing of any disputes that may be filed in any court and that relate to the subject mater of this Note, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  The Company acknowledges that this waiver is a material inducement for each party to enter into a business relationship, that each party has relied on this waiver in entering into this Note and that the Holders will continue to rely on this waiver in their related future dealings.  The Company further warrants and represents that it has reviewed this waiver with its legal counsel, and that it has knowingly and voluntarily waived its rights to a jury trial following such consultation.  This waiver is irrevocable, meaning that, notwithstanding anything herein to the contrary, it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, renewals and supplements or modifications to this agreement.  In the event of litigation, this Note may be filed as a written consent to a trial by the court.

5.           Successors and Assigns.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holders.  From the date hereof until the repayment in full of all of the Obligations and the termination of the Lenders’ commitment to extend credit under the Loan Agreement, neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Holders without the prior written consent of the Agent.  Subject to the foregoing, the rights and obligations of the Company and the Holders shall be binding upon and benefit the successors and assigns of the parties.

6.           Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of (a) the Company, (b) the Holders and (c) until the repayment in full of all of the Obligations and the termination of the Lenders’ commitment to extend credit under the Loan Agreement, the Agent.

7.           Payment.  Payment shall be made in lawful tender of the United States.

8.           Replacement Note.  Upon receipt by the Company of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to them; or (b) in the case of mutilation, upon surrender thereof; the Company, at its expense, will execute and deliver in lieu thereof a new debenture executed in the same manner as this Note.

9.           Waiver; Presentment. Presentment for payment, demand, notice of dishonor, protest, notice of protest, stay of execution and all other defenses to payment generally and notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note are hereby waived by the Company and its permitted successors and assigns.  Neither extension nor indulgence granted from time to time shall be construed as a novation of this Note or as a waiver of the rights of the Holders herein.  The liability of the Company shall be unconditional, without regard to the liability of any other party, and shall not be in any manner affected by any forbearance, partial action or delay on the part of the Holders in regard to the exercise of any right, power or remedy under this Note.

10.          Section Headings.  The headings of Sections shall not be taken into account in interpreting the terms of this Note.

(Remainder of page intentionally left blank – signature page follows)

In Witness Whereof, the Company has caused this Note to be issued as of the date first written above.

OAK TREE EDUCATIONAL PARTNERS, INC.
(a Delaware corporation)

By:
Joseph J. Bianco, Chief Executive Officer

ACKNOWLEDGMENT

________________________, the Holder under the attached Promissory Note, dated as of December 1, 2010 (the “Note”), hereby acknowledges the provisions of the Note and agrees to be bound by the terms thereof.

By:
Name:
Title: